The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017-2070
                                 {Chase Letterhead}
                                     News Release

                 Chase Reports Record First Quarter 1999 Results;
                          Operating EPS Rises 13 Percent

New York, April 20, 1999 -- The Chase Manhattan Corporation (NYSE:CMB) today reported operating diluted earnings per share of $1.32 in the first quarter of 1999, compared to $1.17 per share in the first quarter of 1998. Reported diluted earnings per share were $1.32 in the 1999 first quarter and $.80 in the first quarter of 1998. Operating earnings and reported net income in the quarter were each $1.17 billion compared with $1.05 billion and $725 million, respectively, in the first quarter of 1998.


First Quarter 1999 Financial Highlights

-        Operating revenues increased 10 percent to $5.4 billion.
-        Operating EPS increased by 13 percent to $1.32.
-        Shareholder value added (SVA) increased 17 percent to $501 million.
-        Return on common equity was 21 percent.
- Chase repurchased approximately $885 million of common stock, on a net basis, in the quarter. Even so, the estimated Tier 1 capital ratio rose to 8.4 percent.

"First quarter results demonstrate the power of Chase's balanced business portfolio, as well as the significant opportunities for profitable growth ahead," said Walter V. Shipley, chairman and chief executive officer. "I am confident that we have the right team and the right strategies in place to translate the full potential of the franchise into consistent, long term value for the shareholder."

                      ----------------------------------------------

Investor contact:      John Borden                         212-270-7318
Press contact:         Kathleen Baum                       212-270-5089

Financial Performance

--------------------------------------- ----------------------------------------
THE CHASE MANHATTAN CORP                First Quarter
--------------------------------------- --------------- --------------- --------
Dollars, in millions                         1999       O(U) 1Q98       %
                                             ----       ---------      ---
Operating Revenues                         $5,413         $498         10%
Cash Operating Earnings                     1,246          132         12%
Shareholder Value Added                       501           73         17%
Cash Return on Common Equity                   22%          --
--------------------------------------- --------------- --------------- --------

Line-Of-Business Results

--------------------------------------- ----------------------------------------
GLOBAL BANK                             First Quarter
--------------------------------------- --------------- -------------- ---------
Dollars, in millions                         1999       O(U) 1Q98      %
                                             ----       ---------     ---
Operating Revenues                         $2,587         $202         8%
Cash Operating Earnings                       844           83        11%
Shareholder Value Added                       393           75        24%
Cash Return on Common Equity                   25%          --
--------------------------------------- --------------- -------------- ---------

Cash operating earnings in Chase's Global Bank rose 11 percent to $844 million. Revenues in the 1999 first quarter were $2.59 billion, an eight percent increase from the prior year.

Trading revenues and related net interest income rose 21 percent to $837 million, a new record, benefiting from strong performance in traditional products, including interest rate derivatives, and newer products, such as equity derivatives. Securities gains realized in the quarter were $156 million, compared to $83 million in the year-ago quarter.

Investment banking fees were $317 million, 12 percent lower than in the same 1998 quarter, reflecting the overall market decline in leveraged financings offset in part by stronger fees in other areas. Chase continues to be the world's leading provider of corporate debt, ranking first in global loan syndications, while improving its market share in public debt underwriting. In the first quarter of 1999, Chase rose to second in investment grade underwriting, fourth in high yield bond underwriting and ninth in mergers and acquisitions advisory.

Private equity-related investment gains in the 1999 first quarter were $325 million, 11 percent higher than in the first quarter of 1998, reflecting continued strength in the equity markets and a more favorable environment for IPOs, as well as the positive impact of maturing investments within the portfolio.

-------------------------------------- ---------------------------------------
GLOBAL SERVICES                         First Quarter
--------------------------------------- --------------- -------------- --------
Dollars, in millions                         1999       O(U) 1Q98        %
                                             ----       ---------       ---
Operating Revenues                           $728          $58          9%
Cash Operating Earnings                       114           (5)        (4%)
Shareholder Value Added                        23          (29)       (56%)
Cash Return on Common Equity                   16%          --
--------------------------------------- --------------- -------------- --------

Cash operating earnings within Global Services declined four percent to $114 million. Operating revenues were $728 million, a nine percent increase over the prior year quarter, driven by acquisitions and growth in core custody products. Revenue growth was negatively affected by a decline in balance-related revenues, the revaluation and reallocation of investment portfolios from emerging to developed markets and by a reduction in structured financings. Expenses in the quarter grew in excess of revenues, reflecting ongoing investment spending and costs related to Year 2000.

--------------------------------------- ---------------------------------------
NATIONAL CONSUMER SERVICES              First Quarter
--------------------------------------- --------------- -------------- --------
Dollars, in millions                         1999       O(U) 1Q98        %
                                             ----       ---------       ---
Operating Revenues                         $2,161          $230         12%
Cash Operating Earnings                       350            63         22%
Shareholder Value Added                       134            62         86%
Cash Return on Common Equity                   21%           --
--------------------------------------- --------------- -------------- --------

National Consumer Services' cash operating earnings rose 22 percent from the prior year quarter to $350 million. Operating revenues of $2.16 billion were 12 percent higher.

Operating revenues from cardmember services rose to $1.0 billion, an eight percent increase from first quarter 1998 levels; cash operating earnings rose three percent. These results reflect increased purchase volume and pricing initiatives, partially offset by higher marketing costs. While credit costs increased from first quarter 1998, the credit card charge-off rate declined from fourth quarter 1998 levels.

Home finance revenues increased 13 percent to $272 million in the 1999 first quarter. Higher origination volume and servicing balances were offset by a decline in mortgage portfolio net interest income, and higher expenses stemming from greater business volume and technology investment.

Regional consumer banking revenues were $577 million, a seven percent increase over first quarter of 1998 levels. Results benefited from growth in managed funds and increased fee income, primarily related to continued strong performance of the Chase debit card. Cash operating earnings rose 25 percent.

Revenues from diversified consumer services increased 41 percent, driven by strong growth in the auto finance business, with originations up 14 percent over the prior year quarter, and in Chase's insurance and investment businesses.

Additional Financial Information

- Total operating noninterest expenses were $2.94 billion in the first quarter of 1999, 12 percent above the same 1998 quarter, reflecting technology-related costs, incentive costs tied to higher market-sensitive revenues and a change in the long term compensation program of the Global Bank.

- On a managed basis, credit costs were $655 million in the first quarter of 1999 compared with $628 million in the first quarter of 1998. Nonperforming assets at March 31, 1999 were $1.67 billion compared with $1.61 billion at December 31, 1998, and $1.34 billion at March 31, 1998. Net commercial charge-offs in the first quarter of 1999 were $87 million, compared to $122 million in the fourth quarter of 1998 and $88 million in the first quarter of 1998.

- Total assets at March 31, 1999 were $361 billion compared with $366 billion at both March 31, and December 31, 1998. Estimated risk-weighted assets declined slightly to $288 billion from $289 billion at December 31, 1998. Risk-weighted assets at March 31, 1998 were $281 billion. While the company repurchased approximately $885 million, net, in common stock during the quarter, the estimated Tier 1 capital ratio increased to 8.4 percent from
     8.3 percent at December 31, 1998 and 8.1 percent at March 31, 1998.
     Chase's target range for Tier 1 capital is 8 to 8.25 percent.

- Operating results (revenues, expenses and earnings) exclude the impact of credit card securitizations, restructuring costs and special items. Restructuring costs in the 1998 first quarter included a charge of $320 million (after tax) in connection with initiatives to streamline support functions and realign certain business units. There were no special items in the 1999 first quarter.

Chase's news releases and quarterly financial results are available on the Internet at www.chase.com.

                     THE CHASE MANHATTAN CORPORATION
                SUMMARY OF SELECTED FINANCIAL HIGHLIGHTS
             (in millions, except per share and ratio data)

  As of or for the period ended                                   First Quarter               %
                                                            ---------------------------   Over/(Under)
                                                               1999           1998         1QTR 98
                                                            -----------    ------------   ----------
  OPERATING BASIS (a)
  Operating Revenue                                          $  5,413       $  4,915          10%
  Operating Noninterest Expense                                 2,940          2,616          12%
  Credit Costs (b)                                                655            628           4%
  Operating Earnings                                         $  1,173       $  1,053          11%

  Operating Earnings Per Common Share:
        Basic                                                $   1.37       $   1.21          13%
        Diluted                                                  1.32           1.17          13%
  Cash Operating Earnings                                    $  1,246       $  1,114          12%
  Cash Operating Earnings Per Common Share -Diluted              1.41           1.25          13%
  Shareholder Value Added (SVA)                                   501            428          17%

  Operating Performance Ratios:
  Return on Average Managed Assets  (c)                          1.24%          1.08%
  Return on Average Common Equity  (c)                           20.6           20.3
  Common Dividend Payout Ratio                                     30             30
  Efficiency Ratio (d)                                             54             53

  Selected Balance Sheet Items: (e)
  Managed Loans                                              $  191,231     $ 186,067          3%
  Total Managed Assets                                          379,640       383,838         (1%)
  --------------------------------------------------------------------------------------------------
  AS REPORTED BASIS
  Revenue                                                    $  5,144       $  4,623          11%
  Noninterest Expense (Excluding Restructuring Costs)           2,945          2,620          12%
  Restructuring Costs                                              -             521          NM
  Provision for Loan Losses                                       381            332          15%
  Net Income                                                 $  1,173       $    725          62%

  Net Income Per Common Share:
        Basic                                                $   1.37       $   0.82          67%
        Diluted                                                  1.32           0.80          65%
 Cash Dividends Declared                                         0.41           0.36          14%
 Share Price at Period End                                      81.38          67.44          21%
 Book Value at Period End                                       26.32          24.27           8%

 Common Shares Outstanding:
 Average Common Shares:
        Basic                                                   843.6          844.8
        Diluted                                                 871.9          867.4
 Common Shares at Period End                                    845.0          851.7

  Performance Ratios:
  Return on Average Total Assets  (c)                            1.30%          0.78%
  Return on Average Common Equity  (c)                           20.6           13.8


  Selected Balance Sheet Items:
  Loans                                                      $ 172,849      $ 167,944          3%
  Total Assets                                                 361,258        365,715         (1%)
  Deposits                                                     207,641        196,096          6%
  Total Stockholders' Equity                                    23,268         22,041          6%

  Capital Ratios:
  Tier I Capital Ratio                                            8.4% (f)       8.1%
  Total Capital Ratio                                            12.2  (f)      11.9
  Tier I Leverage                                                 6.6  (f)       6.0

  Full-Time Equivalent Employees                                73,322          70,259

 (a) Excludes the impact of credit card securitizations, restructuring costs and special items. For a reconciliation of Reported Results as shown on the Consolidated Statement of Income to results on an Operating Basis, see page 9.
 (b) Includes provision for loan losses, provision for risk management instrument credit losses, foreclosed property expense and credit costs related to the securitized credit card portfolio.
 (c) Based on annualized amounts.
 (d) Noninterest expense as a percentage of the total of net interest income and noninterest revenue (excluding restructuring costs, foreclosed property expense, provision for risk management instrument credit losses, special items and costs associated with the REIT).
 (e) Excludes the impact of credit card securitizations.
 (f) Estimated
  NM - Not meaningful
  Unaudited

                                           THE CHASE MANHATTAN CORPORATION
                                              Lines of Business Results
                                            (in millions, except ratios)

                                                             National Consumer
                                   Global Bank (a)             Services (a)             Global Services (a)           Total (b)
                              ----------------------     -----------------------    -----------------------   ---------------------
                                          Over /                     Over /                     Over /                   Over /
    First Quarter               1999    (Under) 1998      1999      (Under) 1998     1999    (Under) 1998      1999    (Under)1998
                                ----    ------------      ----       -----------     ----    ------------      ----    -----------
Operating Revenue             $ 2,587  $   202     8%    $2,161    $ 230    12%    $  728   $   58     9%    $5,413   $  498   10%
Cash Operating Earnings           844       83    11        350       63    22        114       (5)   (4)     1,246      132   12
Average Common Equity          13,736      537     4      6,577      158     2      2,794      795    40     22,692    2,343   12
Average Managed Assets (c)    248,813  (22,966)   (8)   112,176    7,081     7     15,507    2,736    21    384,896   (9,963)  (3)
Shareholder Value Added (SVA)     393       75    24        134       62    86         23      (29)  (56)       501       73   17

Cash Return on Common Equity     24.6%           180 bp    21.3%           370 bp    16.3%          (730) bp   21.9%           40 bp
Cash Efficiency Ratio              45           (100)        48           (100)        76            500         53           100

                                                       GLOBAL BANK
                                                KEY FINANCIAL MEASURES


                                                     First Quarter 1999                            Over / (Under) 1Q98
                                           ---------------------------------------     ------------------------------------------
                                                            Cash            Cash                          Cash           Cash
                                           Operating      Operating      Efficiency    Operating        Operating     Efficiency
                                           Revenues       Earnings          Ratio      Revenues         Earnings         Ratio
                                           ---------      ----------     ----------    ---------        ---------      ---------
Global Markets                            $  1,278         $  490           40%          29%              46%           (800)bp
Global Investment Banking                      220              5           98          (37)             (94)          4,000
Corporate Lending                              397            146           26            8               24            (400)
Chase Capital Partners                         271            151           12           --                1             100
Global Private Bank                            215             43           66            4               --             100
Middle Markets                                 247             55           57           (1)              (4)            300
Other Global Bank                              (41)           (46)          NM           NM               NM              NM
                                          ---------        -------
   Totals                                 $  2,587         $  844           45%           8%              11%           (100)bp
                                          =========        =======
Chase Texas (consolidated) (a)            $    391         $   97           59%           9%               2%            200 bp

                                                      NATIONAL CONSUMER SERVICES
                                                        KEY FINANCIAL MEASURES

                                                     First Quarter 1999                            Over / (Under) 1Q98
                                           ---------------------------------------     ------------------------------------------
                                                            Cash            Cash                          Cash            Cash
                                           Operating      Operating      Efficiency    Operating        Operating      Efficiency
                                           Revenues       Earnings          Ratio      Revenues         Earnings          Ratio
                                           ---------      ----------     ----------    ---------        ---------      ---------
Chase Cardmember Services                 $  1,001         $  117           34%           8%               3%            100 bp
Regional Consumer Banking                      577            101           70            7               25            (400)
Chase Home Finance                             272             64           58           13               (2)            900
Diversified Consumer Services                  291             58           48           41              205          (1,000)
Other NCS                                       20             10           NM           NM               NM              NM
                                          --------         ------
   Totals                                 $  2,161         $  350           48%          12%              22%           (100)bp
                                          ========         ======

Note: SVA is Chase's primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings), less preferred dividends and an explicit charge for allocated capital. Additional refinements were made to the methodology for the allocation of capital to businesses. Prior periods have been restated to reflect these changes.

(a) All product revenues and expenses for Chase Texas have been allocated to the appropriate lines of business. Chase Texas (consolidated) is presented as a memo item only.
(b) Total column includes Corporate results.
(c) Excludes the impact of credit card securitizations.
 NM -  Not meaningful
 bp -  basis points
 Unaudited

                               THE CHASE MANHATTAN CORPORATION
                               CONSOLIDATED STATEMENT OF INCOME
                             (in millions, except per share data)

                                                                                     First Quarter              %
                                                                                 -----------------------   Over/(Under)
                                                                                     1999          1998       1QTR 98
                                                                                 ----------    ---------    ---------
        INTEREST INCOME
        Loans                                                                    $   3,209      $ 3,405         (6%)
        Securities                                                                     835          889         (6%)
        Trading Assets                                                                 418          676        (38%)
        Federal Funds Sold and Securities
           Purchased Under Resale Agreements                                           381          671        (43%)
        Deposits with Banks                                                            184          152         21%
                                                                                 ----------    ---------
            Total Interest Income                                                    5,027        5,793        (13%)
                                                                                 ----------    ---------
        INTEREST EXPENSE
        Deposits                                                                     1,598        1,815        (12%)
        Short-Term and Other Borrowings                                                914        1,509        (39%)
        Long-Term Debt                                                                 311          305          2%
                                                                                 ----------    ---------
            Total Interest Expense                                                   2,823        3,629        (22%)
                                                                                 ----------    ---------
       NET INTEREST INCOME                                                           2,204        2,164          2%
       Provision for Loan Losses                                                       381          332         15%
       NET INTEREST INCOME                                                       ----------    ---------
           AFTER PROVISION FOR LOAN LOSSES                                           1,823        1,832          --
                                                                                 ----------    ---------

        NONINTEREST REVENUE
        Investment Banking Fees                                                        317          361        (12%)
        Trust, Custody and Investment Management Fees                                  414          348         19%
        Credit Card Revenue                                                            379          300         26%
        Fees for Other Financial Services                                              553          510          8%
        Trading Revenue                                                                618          480         29%
        Provision for Risk Management Instrument Credit Losses                          --          (12)        NM
        Securities Gains                                                               156           83         88%
        Private Equity Gains                                                           325          293         11%
        Other Revenue                                                                  178           96         85%
                                                                                 ----------    ---------
            Total Noninterest Revenue                                                2,940        2,459         20%
                                                                                 ----------    ---------
        NONINTEREST EXPENSE
        Salaries                                                                     1,384        1,254         10%
        Employee Benefits                                                              255          224         14%
        Occupancy Expense                                                              218          189         15%
        Equipment Expense                                                              243          209         16%
        Other Expense                                                                  845          744         14%
                                                                                 ----------    ---------
            Total Noninterest Expense Before Restructuring Costs                     2,945        2,620         12%
        Restructuring Costs                                                             --          521         NM
                                                                                 ----------    ---------
            Total Noninterest Expense                                                2,945        3,141         (6%)
                                                                                 ----------    ---------
        INCOME BEFORE INCOME TAX EXPENSE                                             1,818        1,150         58%
        Income Tax Expense                                                             645          425         52%
                                                                                 ==========    =========
        NET INCOME                                                                $  1,173      $   725         62%
                                                                                 ==========    =========
        NET INCOME APPLICABLE TO COMMON STOCK                                     $  1,155      $   691         67%
                                                                                 ==========    =========
        NET INCOME PER COMMON SHARE:
            Basic                                                                 $  1.37       $  0.82         67%
            Diluted                                                               $  1.32       $  0.80         65%

        NM - Not meaningful
        Certain amounts have been reclassified to conform to the current presentation.
        Unaudited

                                THE CHASE MANHATTAN CORPORATION
                      NONINTEREST REVENUE AND NONINTEREST EXPENSE DETAIL
                                         (in millions)

                                                                                           First Quarter             %
                                                                                      ------------------------   Over/(Under)
      NONINTEREST REVENUE                                                                1999          1998         1998
                                                                                      ----------    ----------   ----------

     Fees for Other Financial Services:
        Service Charges on Deposit Accounts                                            $    89      $     91          (2%)
        Fees in Lieu of Compensating Balances                                               87            80           9%
        Commissions on Letters of Credit and Acceptances                                    69            74          (7%)
        Mortgage Servicing Fees                                                             65            57          14%
        Brokerage and Investment Services                                                   43            32          34%
        Insurance Fees (a)                                                                  39            31          26%
        Loan Commitment Fees                                                                31            38         (18%)
        Other Fees                                                                         130           107          21%
                                                                                     ----------    ----------
            Total                                                                      $   553      $    510           8%
                                                                                     ==========    ==========

     Trading-Related Revenue: (b)
        Interest Rate Contracts                                                        $   322      $    141         128%
        Foreign Exchange Contracts                                                         199           286         (30%)
        Debt Instruments, Equities and Commodities                                         316           265          19%
                                                                                     ----------    ----------
            Total                                                                      $   837      $    692          21%
                                                                                     ==========    ==========
     Other Revenue:
       Residential Mortgage Origination/Sales Activities                               $    92      $     52          77%
       All Other Revenue                                                                    86            44          95%
                                                                                     ==========    ==========
            Total                                                                      $   178      $     96          85%
                                                                                     ==========    ==========
     ----------------------------------------------------------------------------------------------------------------------

     NONINTEREST EXPENSE

     Other Expense:
        Professional Services                                                          $   162      $    142          14%
        Marketing Expense                                                                  114            90          27%
        Telecommunications                                                                  91            77          18%
        Amortization of Intangibles                                                         73            61          20%
        Travel and Entertainment                                                            50            52          (4%)
        Minority Interest (c)                                                               13            12           8%
        Foreclosed Property Expense                                                          5             4          25%
        All Other                                                                          337           306          10%
                                                                                     ==========    ==========
            Total                                                                      $   845      $    744          14%
                                                                                     ==========    ==========

 (a) Excludes certain insurance fees related to credit cards and mortgage products, which are included in those revenue captions.
 (b) Includes net interest income attributable to trading activities.
 (c) Includes REIT minority interest expense of $11 million in each quarter. Certain amounts have been reclassified to conform to the current presentation. Unaudited

                                THE CHASE MANHATTAN CORPORATION
                                OPERATING INCOME RECONCILIATION
                             (in millions, except per share data)

     -------------------------------------------------------------------------------------------------------------------------
                                                 FIRST QUARTER 1999
     -------------------------------------------------------------------------------------------------------------------------
                                                                                 CREDIT
                                                REPORTED        CREDIT           CARD              SPECIAL       OPERATING
                                                RESULTS (a)     COSTS (b)      SECURITIZATIONS(c)   ITEMS(d)         BASIS
       EARNINGS
       Market-Sensitive Revenue                  $  1,635      $   -                $   -           $  -          $1,635
       Less Market-Sensitive Revenue                3,509          -                  269              -           3,778
                                                -----------    ----------         ----------       ---------    ----------
       Total Revenue                                5,144          -                  269              -           5,413
       Noninterest Expense                          2,945         (5)                  -               -           2,940
                                                -----------    ----------         ----------       ---------    ----------
       Operating Margin                             2,199          5                  269              -           2,473
       Credit Costs                                   381          5                  269              -             655
                                                -----------    ----------         ----------       ---------    ----------
       Income Before Restructuring Costs            1,818          -                   -               -           1,818
       Restructuring Costs                            -            -                   -               -             -
                                                -----------    ----------         ----------       ---------    ----------
       Income Before Income Tax Expense             1,818          -                   -               -           1,818
       Tax Expense                                    645          -                   -               -             645
                                                -----------    ----------         ----------       ---------    ----------
       Net Income                                $  1,173      $   -                $  -            $  -          $1,173
                                                -----------    ----------         ----------       ---------    ----------
       NET INCOME PER COMMON SHARE
       Basic                                     $   1.37                                                         $ 1.37
       Diluted                                   $   1.32                                                         $ 1.32

     -------------------------------------------------------------------------------------------------------------------------
                                                 FIRST QUARTER 1998
     -------------------------------------------------------------------------------------------------------------------------
                                                                                  CREDIT
                                                REPORTED       CREDIT              CARD             SPECIAL       OPERATING
                                                RESULTS (a)    COSTS (b)         SECURITIZATIONS(c)   ITEMS (d)      BASIS
       EARNINGS
       Market-Sensitive Revenue                  $  1,417      $  12               $   -            $  -          $1,429
       Less Market-Sensitive Revenue                3,206          -                  280              -           3,486
                                                -----------    ----------         ----------       ---------    ----------
       Total Revenue                                4,623         12                  280              -           4,915
       Noninterest Expense                          2,620         (4)                  -               -           2,616
                                                -----------    ----------         ----------       ---------    ----------
       Operating Margin                             2,003         16                  280              -           2,299
       Credit Costs                                   332         16                  280              -             628
                                                -----------    ----------         ----------       ---------    ----------
       Income Before Restructuring Costs            1,671          -                  -                -           1,671
       Restructuring Costs                            521          -                  -               (521)          -
                                                -----------    ----------         ----------       ---------    ----------
       Income Before Income Tax Expense             1,150          -                  -                521         1,671
       Tax Expense                                    425          -                  -                193           618
                                                -----------    ----------         ----------       ---------    ----------
       Net Income                                $    725      $   -               $  -             $  328        $1,053
                                                -----------    ----------         ----------       ---------    ----------
       NET INCOME PER COMMON SHARE
       Basic                                     $   0.82                                                         $ 1.21
       Diluted                                   $   0.80                                                         $ 1.17
     -------------------------------------------------------------------------------------------------------------------------

   (a) Represent results shown in Chase's financial statements, except that revenues are categorized between market-sensitive revenue and less market-sensitive revenue, and restructuring costs have been separately displayed. Market-sensitive revenue includes investment banking fees, trading-related revenue - including trading-related net interest income, securities gains and private equity gains.
    (b) For purposes of Operating Basis presentation, the provision for risk management instrument credit losses is reclassified from noninterest revenue to credit costs and foreclosed property expense is reclassified from noninterest expense to credit costs.
    (c) Excludes the impact of credit card securitizations.
    (d) Includes restructuring costs and special items. There were no special items in the first quarter of 1999. The first quarter of 1998 included a $510 million pre-tax charge ($320 million after tax) taken in connection with initiatives to streamline support functions, and merger-related restructuring costs of $11 million pre-tax ($8 million after tax). Unaudited

                                       THE CHASE MANHATTAN CORPORATION
                                           CONSOLIDATED BALANCE SHEET
                                                 (in millions)



                                                                                                                 %
                                                                                March 31,                   Over/(Under)
                                                                    -----------------------------------       Mar. 31,
                                                                         1999                1998               1998
                                                                    ---------------     ---------------    ---------------

     ASSETS
     Cash and Due from Banks                                           $    18,306         $    14,906            23%
     Deposits with Banks                                                     3,437               3,465            (1%)
     Federal Funds Sold and Securities
         Purchased Under Resale Agreements                                  24,867              23,739             5%
     Trading Assets:
         Debt and Equity Instruments                                        27,572              36,658           (25%)
         Risk Management Instruments                                        28,362              34,587           (18%)
     Securities                                                             56,613              59,819            (5%)
     Loans                                                                 172,849             167,944             3%
     Allowance for Loan Losses                                              (3,552)             (3,622)           (2%)
                                                                    ---------------     --------------
     Net Loans                                                             169,297             164,322             3%
     Other Assets                                                           32,804              28,219            16%
                                                                    ---------------     ---------------
         TOTAL ASSETS                                                 $    361,258        $    365,715            (1%)
                                                                    ===============     ===============
     LIABILITIES
     Deposits:
       Domestic:
         Noninterest-Bearing                                          $     47,380        $     45,091             5%
         Interest-Bearing                                                   81,885              77,373             6%
       Foreign:
         Noninterest-Bearing                                                 4,221               3,289            28%
         Interest-Bearing                                                   74,155              70,343             5%
                                                                    ---------------     --------------
     Total Deposits                                                        207,641             196,096             6%
     Federal Funds Purchased and Securities
         Sold Under Repurchase Agreements                                   51,116              55,715            (8%)
     Commercial Paper                                                        4,965               5,125            (3%)
     Other Borrowed Funds                                                    5,982               6,503            (8%)
     Trading Liabilities                                                    35,675              48,411           (26%)
     Accounts Payable, Accrued Expenses and Other Liabilities               13,695              14,979            (9%)
     Long-Term Debt                                                         16,178              14,355            13%
     Guaranteed Preferred Beneficial Interests in Corporation's
         Junior Subordinated Deferrable Interest Debentures                                                       13%
                                                                             2,188               1,940
                                                                    ---------------     ---------------
         TOTAL LIABILITIES                                                 337,440             343,124            (2%)
                                                                    ---------------     ---------------
     PREFERRED STOCK OF SUBSIDIARY                                             550                 550             --
                                                                    ---------------     ---------------
     STOCKHOLDERS' EQUITY
     Preferred Stock                                                         1,028               1,368           (25%)
     Common Stock                                                              882                 441           100%
     Capital Surplus                                                         9,542              10,141            (6%)
     Retained Earnings                                                      14,351              11,471            25%
     Accumulated Other Comprehensive Income                                    (99)                134            NM
     Treasury Stock, at Cost                                                (2,436)             (1,514)           61%
                                                                    ---------------     ---------------
         TOTAL STOCKHOLDERS' EQUITY                                         23,268              22,041             6%
                                                                    ---------------     ---------------
            TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
            AND STOCKHOLDERS' EQUITY                                  $    361,258        $    365,715            (1%)
                                                                    ===============     ===============

     NM - Not meaningful
     Unaudited

                           THE CHASE MANHATTAN CORPORATION
                          CONSOLIDATED STATEMENT OF CHANGES
                              IN STOCKHOLDERS' EQUITY
                                   (in millions)

                                                                                     For The Three Months Ended
                                                                                             March 31,
                                                                               -----------------------------------
                                                                                    1999                  1998
                                                                               -------------         -------------

       Preferred Stock:
       Balance at Beginning of Year                                               $   1,028             $   1,740
       Redemption of Stock                                                               -                   (372)
                                                                               -------------         -------------
       Balance at End of Period                                                   $   1,028             $   1,368
                                                                               -------------         -------------
       Common Stock:
       Balance at Beginning and End of Period                                      $    882              $    441
                                                                               -------------         -------------
       Capital Surplus:
       Balance at Beginning of Year                                               $   9,836             $  10,360
       Shares Issued and Commitments to Issue Common Stock
          for Employee Stock-Based Awards and Related Tax Effects                      (294)                 (219)
                                                                               -------------         -------------
       Balance at End of Period                                                   $   9,542            $   10,141
                                                                               -------------         -------------

       Retained Earnings:
       Balance at Beginning of Year                                               $  13,544             $  11,086
       Net Income                                                                     1,173                   725
       Cash Dividends Declared:
          Preferred Stock                                                               (18)                  (34)
          Common Stock                                                                 (348)                 (306)
                                                                               -------------         -------------
       Balance at End of Period                                                   $  14,351            $   11,471
                                                                               -------------         -------------
       Accumulated Other Comprehensive Income:
       Balance at Beginning of Year                                                $    392            $      112
       Other Comprehensive Income                                                      (491)                   22
                                                                               -------------         -------------
       Balance at End of Period                                                    $    (99)           $      134
                                                                               -------------         -------------
       Treasury Stock, at Cost:
       Balance at Beginning of Year                                              $  (1,844)            $  (1,997)
       Purchase of Treasury Stock                                                   (1,661)                  (73)
       Reissuance of Treasury Stock                                                  1,069                   556
                                                                               -------------         -------------
       Balance at End of Period                                                  $  (2,436)           $   (1,514)
                                                                               -------------         -------------
       Total Stockholders' Equity                                                $  23,268            $   22,041
                                                                               =============         =============
       -----------------------------------------------------------------------------------------------------------
       Comprehensive Income:
       Net Income                                                                 $   1,173              $    725
       Other Comprehensive Income (Loss)                                               (491)                   22
                                                                               =============         =============
       Comprehensive Income                                                        $    682              $    747
                                                                               =============         =============

        Unaudited

                                THE CHASE MANHATTAN CORPORATION
                                   CREDIT RELATED INFORMATION
                                  (in millions, except ratios)

                                             Credit-Related Assets             %            Nonperforming Assets            %
                                           ---------------------------    Over/(Under)    --------------------------    Over/(Under)
                  March 31,                   1999           1998           1998             1999           1998           1998
  ------------------------------------     ------------   ------------    ----------      ------------   -----------     ---------
  CONSUMER LOANS
  Domestic Consumer:
      1-4 Family Residential Mortgages      $ 41,822        $  42,629         (2%)          $   314       $   376         (16%)
      Credit Card  - Reported                 13,013           13,268         (2%)               --            --           --
      Credit Card Securitizations (a)         18,382           18,123          1%                --            --           --
                                           -----------    ------------                    ------------   -----------
      Credit Card - Managed                   31,395           31,391         --                 --            --           --
      Other Consumer                          25,486           22,224         15%                59            29         103%
                                           ------------   ------------                    ------------   -----------
  Total Domestic Consumer                     98,703           96,244          3%               373           405          (8%)
  Total Foreign Consumer                       3,933            4,017         (2%)               26            22          18%
                                           ------------   ------------                    ------------   -----------
  Total Consumer Loans                       102,636          100,261          2%               399           427          (7%)
                                           ------------   ------------                    ------------   -----------
  COMMERCIAL LOANS
  Domestic Commercial:
      Commercial and Industrial               50,403           43,600         16%               383           368           4%
      Commercial Real Estate                   4,019            4,948        (19%)               59            66         (11%)
                                           ------------   ------------                    ------------   -----------
  Total Domestic Commercial                   54,422           48,548         12%               442           434           2%
  Total Foreign Commercial                    34,173           37,258         (8%)              676           304         122%
                                           ------------   ------------                    ------------   -----------
  Total Commercial Loans                      88,595           85,806          3%             1,118           738          51%
                                           ------------   ------------                    ------------   -----------
  Derivative and FX Contracts                 28,850           35,362        (18%)               32            40         (20%)
                                           ------------   ------------                    ------------   -----------
  Total Commercial Credit-Related            117,445          121,168         (3%)            1,150           778          48%
                                           ------------   ------------                    ------------   -----------
  Total Managed Credit-Related              $220,081       $  221,429         (1%)            1,549         1,205          29%
                                           ============   ============                    ------------   -----------
  Assets Acquired as Loan Satisfactions                                                         125           130          (4%)
                                                                                          ------------   -----------
  Total Nonperforming Assets                                                                $ 1,674       $ 1,335          25%
                                                                                          ============   ===========
  --------------------------------------------------------------------------------------------------------------------------------


                                               Net Charge-Offs                %            Net Charge-Off Rate (b)
                                          ---------------------------    Over/(Under)     -------------------------
                First Quarter                 1999           1998          1QTR 98           1999           1998
  ---------------------------------       -------------   ------------    ----------      ------------   -----------
  CONSUMER LOANS
  Domestic Consumer:
      1-4 Family Residential Mortgages      $      1       $     10         (90%)              .01%          .10%
      Credit Card  - Reported                    216            179          21%              6.44          4.93
      Credit Card Securitizations (a)            269            280          (4%)             5.99          6.49
                                           ------------   ------------
      Credit Card - Managed                      485            459           6%              6.18          5.77
      Other Consumer                              67             64           5%              1.06          1.09
                                           ------------   ------------
  Total Domestic Consumer                        553            533           4%              2.24          2.23
  Total Foreign Consumer                           9              3         200%               .99           .30
                                           ------------   ------------
  Total Consumer Loans                           562            536           5%              2.20          2.15
                                           ------------   ------------
  COMMERCIAL LOANS
  Domestic Commercial:
      Commercial and Industrial                   45              9         400%               .36           .08
      Commercial Real Estate                      (9)            (3)          NM                NM            NM
                                           ------------   ------------
  Total Domestic Commercial                       36              6         500%               .27           .05
  Total Foreign Commercial                        51             70         (27%)              .58           .71
                                           ------------   ------------
  Total Commercial Loans                          87             76          14%               .39           .34
                                           ------------   ------------
  Derivative and FX Contracts                     --             12           NM                --           .12
                                           ------------   ------------
  Total Commercial                                87             88          (1%)              .29           .27
                                           ------------   ------------
  Total Managed Net Charge-offs             $    649       $    624           4%              1.17%         1.09%
                                           ============   ============

  (a) Represents the portion of Chase's credit card receivables that have been securitized.
  (b) Annualized
  NM - Not meaningful
  Unaudited

                                   THE CHASE MANHATTAN CORPORATION
                                CREDIT RELATED INFORMATION (Continued)


                                                                                                As of or For The
                                                                                               Three Months Ended
                                                                                                    March 31,
          MANAGED CREDIT CARD PORTFOLIO *                                                    ----------------------
           (in millions, except ratios)                                                          1999        1998
     ------------------------------------------------                                         ----------  ----------
     Average Credit Card Receivables                                                          $ 32,093      $32,430
     Past Due 90 Days or More and Accruing                                                    $    627      $   656
       As a Percentage of Average Credit Card Receivables                                         1.95%        2.02%
     Net Charge-offs                                                                          $    490      $   462
       As a Percentage of Average Credit Card Receivables                                         6.11%        5.70%


     * Includes domestic and international credit card activity.

     ------------------------------------------------------------------------------------------------------------------------------

                                                SELECTED COUNTRY EXPOSURE (a)
                                                        (in billions)
                                                                                                         At Dec.31,    At Mar.31,
                                                         At March 31, 1999                                  1998         1998
                             ---------------------------------------------------------------------------  ----------   ----------
                                                          Net                                   Total       Total        Total
                                                         Local        Foreign       Resale      Cross-      Cross-       Cross-
                              Lending-     Trading-     Country      Exchange and   Agree-      Border      Border       Border
         LATIN AMERICA       Related (b)   Related (c)  Assets (d)  Derivatives(e)  ments (f)   Exposure    Exposure     Exposure
     ----------------------  ---------     ----------   ----------  --------------  ---------   --------    --------     --------
     Brazil                    $  1.4       $  0.2       $ 0.5         $ 0.1         $ 1.0      $  3.2       $ 3.2        $ 4.3
     Argentina                    2.0          0.3         0.1           0.1           0.6         3.1         2.8          3.3
     Mexico                       1.2          0.2         0.2           0.3           0.6         2.5         2.2          3.1
     Chile                        0.9            -          -              -            -          0.9         0.9          0.9
     Colombia                     0.8            -          -              -            -          0.8         0.8          0.8
     Venezuela                    0.2          0.1          -              -            -          0.3         0.4          0.7
     All Other Latin America (g)  0.1            -          -            0.2           0.1         0.4         1.0          0.9
                             -----------   ----------   --------     ----------   ----------  ----------  ----------   ----------
       Total Latin  America    $  6.6       $  0.8       $ 0.8         $ 0.7         $ 2.3      $ 11.2       $11.3        $14.0
                             -----------   ----------   --------     ----------   ----------  ----------  ----------   ----------
             ASIA
     ----------------------
     South Korea               $  0.9       $    -       $ 0.7         $ 0.3         $ 0.1      $  2.0       $ 2.4        $ 3.8
     Indonesia                    1.0            -          -            0.1            -          1.1         1.2          1.8
     Thailand                     0.1            -         0.7           0.1            -          0.9         0.9          1.2
                             -----------   ----------   --------     ----------   ----------  ----------  ----------   ----------
      Subtotal                    2.0            -         1.4           0.5           0.1         4.0         4.5          6.8
     Hong Kong                    0.5            -          -            0.2            -          0.7         0.8          1.0
     Singapore                    0.7            -          -            0.1            -          0.8         0.8          1.4
     Philippines                  0.2            -         0.2             -            -          0.4         0.6          0.8
     Malaysia                     0.2            -         0.5             -            -          0.7         0.6          0.8
     China                        0.5            -         0.1           0.1            -          0.7         0.6          0.7
     All Other Asia               0.4            -         0.2             -            -          0.6         0.5          0.7
                             -----------   ----------   --------     ----------   ----------  ----------  ----------   ----------
      Total Asia excluding
        Japan, Australia
           and New Zealand     $  4.5       $    -       $ 2.4         $ 0.9         $ 0.1      $  7.9       $ 8.4        $12.2
                             -----------   ----------   --------     ----------   ----------  ----------  ----------   ----------
     Japan                     $  3.1       $  0.8       $  -          $ 1.6         $ 0.5      $  6.0       $ 6.9        $ 9.4
     Australia                    0.4            -         0.7           0.5            -          1.6         1.9          2.5
     New Zealand                  0.6            -          -              -            -          0.6         0.6            -
                             ----------    ----------   --------     ----------   ----------  ----------  ----------   ----------
      Total Japan, Australia
        and New Zealand        $  4.1       $  0.8       $ 0.7         $ 2.1         $ 0.5      $  8.2       $ 9.4        $11.9
                             ----------    ----------   --------     ----------   ----------  ----------  ----------   ----------

     (a) Estimated cross-border disclosure is based on the Federal Financial Institutions Examination Council ("FFIEC") guidelines governing the determination of cross-border risk.
     (b) Includes loans and accrued interest, interest-bearing deposits with banks, acceptances, other monetary assets, issued letters of credit and undrawn commitments to extend credit.
     (c) Includes cross-border trading debt and equity instruments.
     (d) Represents local country assets less local country liabilities. At March 31, 1999, the amounts of local country assets that have been netted against local country liabilities in accordance with the FFIEC definition of cross border exposure were $5.0 billion for Hong Kong, $2.0 billion for Japan, $1.6 billion for Australia, $0.7 billion for Brazil, $0.6 billion for Panama, $0.4 billion for each of South Korea and Singapore and $1.5 billion for the other countries presented above, none of which exceed $0.3 billion.
     (e) Represents mark-to-market exposure of foreign exchange and derivative contracts. The amounts are presented after taking into account the impact of legally enforceable master netting agreements.
     (f) Approximately $0.8 billion (or 36%) of the exposure to Latin America and approximately $0.4 billion (or 80%) of the exposure to Japan represents resale agreements with investment grade counterparties from G-7
    (Group of 7) countries. G-7 countries are the United States, United Kingdom,
     Germany, Japan, Italy, France, and Canada.
     (g) Excludes Bermuda and Cayman Islands.
     Unaudited

                             THE CHASE MANHATTAN CORPORATION
             Condensed Average Consolidated Balance Sheet, Interest and Rates
                   (Taxable-Equivalent Interest and Rates; in millions)

                                                           Three Months Ended                          Three Months Ended
                                                            March 31, 1999                               March 31, 1998
                                                --------------------------------------       --------------------------------------
                                                   Average                     Rate             Average                    Rate
                                                   Balance      Interest   (Annualized)         Balance     Interest   (Annualized)
      ASSETS
      Liquid Interest-Earning Assets              $ 58,779       $  983       6.78%            $ 75,372     $ 1,499        8.07%
      Securities                                    59,132          839       5.75%              55,587         894        6.52%
      Loans                                        172,918        3,209       7.53%             170,491       3,405        8.10%
                                                   -------      --------                       --------      --------
      Total Interest-Earning Assets                290,829        5,031       7.02%             301,450       5,798        7.80%
      Noninterest-Earning Assets                    76,100                                       76,142
                                                  --------                                     --------
        Total Assets                              $366,929                                    $ 377,592
                                                  ========                                     ========

      LIABILITIES
      Interest-Bearing Deposits                   $162,975        1,598       3.98%           $151,310        1,815        4.86%
      Short-Term and Long-Term Debt                 88,247        1,225       5.63%            105,582        1,814        6.97%
                                                  --------      --------                      --------       --------
      Total Interest-Bearing Liabilities           251,222        2,823       4.56%            256,892        3,629        5.73%
      Noninterest-Bearing Deposits                  47,980      --------                        44,566
      Other Noninterest-Bearing Liabilities         43,457                                      53,555
                                                  --------                                    ---------
        Total Liabilities                          342,659                                     355,013
                                                  --------                                    ---------
      PREFERRED STOCK OF SUBSIDIARY                    550                                         550
                                                  --------                                    ---------
      STOCKHOLDERS' EQUITY
      Preferred Stock                                1,028                                       1,680
      Common Stockholders' Equity                   22,692                                      20,349
                                                  --------                                    ---------
        Total Stockholders' Equity                  23,720                                       22,029
                                                  --------                                    ---------
      Total Liabilities, Preferred Stock of
           Subsidiary and Stockholders' Equity    $366,929                                    $377,592
                                                  ========                                    =========
      INTEREST RATE SPREAD                                                    2.46%                                        2.07%
      NET INTEREST INCOME AND NET YIELD                                       =====                                        =====
          ON INTEREST-EARNING ASSETS                             $2,208       3.08%                         $ 2,169        2.92%
                                                                 ======       =====                         =======        =====
      NET INTEREST INCOME AND NET YIELD
          ON INTEREST-EARNING ASSETS (a)                         $2,535       3.33%                         $ 2,517        3.20%
                                                                 ======       =====                         =======        =====

      (a)  Excludes the impact of the credit card securitizations.
      Unaudited